    As filed with the Securities and Exchange Commission on October 7, 1998

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0379406
                     (I.R.S. Employer Identification Number)

                                 103 Foulk Road
                                    Suite 202
                              Wilmington, DE 19803
                    (Address of principal executive offices)


                         1998 Equity Participation Plan
                              (Full Title of Plan)


      John R. Panichello, Senior Vice President and Chief Financial Officer
                     c/o Electronics Boutique Holdings Corp.
                                 103 Foulk Road
                                    Suite 202
                              Wilmington, DE 19803
                     (Name and address of agent for service)

                                 (302) 778-4778
          (Telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:
                           Stephen T. Burdumy, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               1401 Walnut Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 568-6060

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed                    Proposed                Amount of
  Title of Securities       Amount to be           Maximum Offering            Maximum Aggregate         Registration
   to be Registered        Registered (1)           Price Per Share             Offering Price                Fee

Common Stock, par
value $.01 per share               1,599,133              $14.00                 $22,387,862(2)             $6,604(2)

Common Stock, par
value $.01 per share                 500,867               $8.57(4)               $4,292,431(3)             $1,267(3)

Total                              2,100,000                                     $26,680,293                $7,871





(1) Pursuant to Rule 416, this Registration Statement also registers such additional number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends and the anti-dilution provisions of the 1998 Equity Participation Plan.

(2) Pursuant to Rule 457(h)(1), computed based upon the price at which the options may be exercised.

(3) Pursuant to Rule 457(c), computed based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on October 2, 1998.

(4)      Estimated solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by Electronics Boutique Holdings Corp. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement on Form S-8 (this "Registration Statement"):

                  1. The Prospectus filed as part of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-48523) filed with the Commission on July 28, 1998.

                  2. The Company's Quarterly Report on Form 10-Q for the period ended August 1, 1998 filed with the Commission on September 14, 1998.

                  3. The Company's Current Report of Form 8-K dated October 2, 1998.

                  4. The description of the Company's common stock, $.01 par value per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed on July 9, 1998, including all amendments and reports filed for the purpose of updating such description.

                  All documents filed pursuant to Section 13(a), 13(c), 14 or 15
(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.


Item 5.           Interests of Named Experts and Counsel.

                  Partners of, and other attorneys associated with, Klehr, Harrison, Harvey Branzburg & Ellers LLP, counsel to the Company, beneficially own an aggregate of 20,650 shares of the Registrant's Common Stock.


Item 6.           Indemnification of Directors and Officers.

                  The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed under the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

                           The By-laws of the Registrant are silent with respect
to indemnification of directors.

                           The Registrant has directors and officers liability
insurance coverage and has entered into indemnification agreements with each of its directors and executive officers.

                           Reference is made to Item 9 of this Registration
Statement for additional information regarding indemnification of directors and officers.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.


Exhibit No.       Description


     3.1*         Certificate of Incorporation.

     3.2*         Bylaws.

     4.1*         1998 Equity Participation Plan

     5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company, as to the legality of the securities being registered hereby.

     23.1         Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company (contained in Exhibit 5.1).

     25           Powers of Attorney (see signature page).


* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-48523).

Item 9.           Undertakings.

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Certificate of Incorporation or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on this 28th day of September, 1998.


                                       ELECTRONICS BOUTIQUE HOLDINGS CORP.


                                       BY: /s/ Joseph J. Firestone
                                          -------------------------------------
                                           Joseph J. Firestone, President,
                                           Chief Executive Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Joseph J. Firestone and John R. Panichello, and each of them, as attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.


               Signature                                        Title(s)                     Date


/s/ James J. Kim                             Chairman of the Board                           September 28, 1998
---------------------------------------
James J. Kim

/s/ Joseph J. Firestone                      President, Chief Executive Officer  and         September 28, 1998
---------------------------------------      Director
Joseph J. Firestone

/s/ Dean S. Adler                            Director                                        September 28, 1998
---------------------------------------
Dean S. Adler

/s/ Susan Y. Kim                             Director                                        September 28, 1998
---------------------------------------
Susan Y. Kim

/s/ Louis J. Siana                           Director                                        September 28, 1998
---------------------------------------
Louis J. Siana

/s/ John R. Panichello                       Senior Vice President, Chief                    September 28, 1998
---------------------------------------      Financial Officer and Chief
John R. Panichello                           Accounting Officer



                                  EXHIBIT INDEX

Exhibit
Number            Description


3.1*              Certificate of Incorporation.

3.2*              Bylaws.

4.1*              1998 Equity Participation Plan.

5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company, as to the legality of the securities being registered hereby.

23.1              Consent of KPMG Peat Marwick LLP.

23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company (contained in Exhibit 5.1).

25                Powers of Attorney (see signature page).


* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-48523).